Exhibit 99.1

AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com

PRESS RELEASE

FOR IMMEDIATE RELEASE: AUGUST 3, 2012	CONTACT:	Dale C. Davies
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. ANNOUNCES PARTIAL

REDEMPTION OF ITS 7.5% SENIOR NOTES DUE 2014

St. Charles, MO, August 3, 2012 – American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII) announced today that it has delivered notice to redeem a portion of its 7.5% senior notes due 2014 (the “Notes”), CUSIP No. 02916PAB9. The notice is for redemption of $100.0 million aggregate principal amount of the $275.0 million principal amount owed on the Notes. The redemption price is 101.875% of the principal amount redeemed, plus accrued and unpaid interest thereon up to, but excluding, the redemption date. The redemption date will be September 4, 2012.

“This partial redemption will allow us to lower our interest payments, which will further contribute to improving our bottom line,” said James Cowan, President and CEO of ARI.

About ARI

ARI is a leading North American designer and manufacturer of hopper and tank railcars. ARI leases railcars manufactured by the Company to certain markets. In addition, ARI repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.

Forward Looking Statement Disclaimer

This press release contains certain forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such forward-looking statements include all statements other than statements of historical fact, and all statements regarding the partial redemption of the Notes, including statements regarding the anticipated benefits of the partial redemption. The Company’s Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2011, subsequent quarterly reports on Form 10-Q and other subsequent filings with the Securities and Exchange Commission identify important risks and other factors that could cause actual results to differ materially from those contained in the Company’s projections, estimates and forward-looking statements.